Exhibit 10.4
PARALLEL PETROLEUM CORPORATION
2008 LONG-TERM INCENTIVE PLAN
OUTSIDE DIRECTOR RESTRICTED STOCK AGREEMENT
Pursuant to the Parallel Petroleum Corporation 2008 Long-Term Incentive Plan (the “Plan”) as adopted by Parallel Petroleum Corporation, a Delaware corporation (the “Company”), and its Subsidiaries,

(the “Participant”)
is granted a Restricted Stock Award in accordance with Section 6.4 of the Plan.
     1. Terms of Award. The number of shares of Common Stock awarded under this Award Agreement (this “Agreement”) is ___ shares (the “Awarded Shares”). The Date of Grant of this Award is ___.
     2. Subject to Plan. This Agreement is subject to the terms and conditions of the Plan, and the terms of the Plan shall control to the extent not otherwise inconsistent with the provisions of this Agreement. The capitalized terms used herein that are defined in the Plan shall have the same meanings assigned to them in the Plan. This Agreement is subject to any rules promulgated pursuant to the Plan by the Board or the Committee and communicated to the Participant in writing.
     3. Vesting. Except as specifically provided in this Agreement and subject to certain restrictions and conditions set forth in the Plan, the Awarded Shares shall be vested as follows:
(a) Twenty-five percent (25.0%) of the total Awarded Shares shall vest on the Date of Grant, provided the Participant is providing services to the Company or a Subsidiary on that date.
(b) Twenty-five percent (25.0%) of the total Awarded Shares shall vest on the first anniversary of the Date of Grant, provided the Participant is providing services to the Company or a Subsidiary on that date.
(c) Twenty-five percent (25.0%) of the total Awarded Shares shall vest on the second anniversary of the Date of Grant, provided the Participant is providing services to the Company or a Subsidiary on that date.
(d) The remaining twenty-five percent (25.0%) of the total Awarded Shares shall vest on the third anniversary of the Date of Grant, provided the Participant is providing services to the Company or a Subsidiary on that date.
Notwithstanding the foregoing, in the event of: (i) a Change of Control, (ii) the Participant’s death, or (iii) the Participant’s Termination of Service by reason of Total and Permanent Disability, the total Awarded Shares not previously vested shall thereupon immediately become vested in full, without regard to the vesting limitations set forth above.

     4. Forfeiture of Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 shall be forfeited on the date of the Participant’s Termination of Service. Upon forfeiture, all of the Participant’s rights with respect to the forfeited Awarded Shares shall cease and terminate, without any further obligations on the part of the Company.
     5. Restrictions on Awarded Shares. Awarded Shares that are not vested in accordance with Section 3 and which are subject to forfeiture in accordance with Section 4 shall be subject to the terms, conditions, provisions, and limitations of this Section 5.
     (a) Subject to the provisions of the Plan and the other terms of this Agreement, from the Date of Grant until the date the Awarded Shares are vested in accordance with Section 3 and no longer subject to forfeiture in accordance with Section 4 (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge or assign shares any of the Awarded Shares.
     (b) Except as provided in paragraph (a) above, the Participant shall have, with respect to his or her Awarded Shares, all of the rights of a stockholder of the Company, including the right to vote the shares, and the right to receive any dividends thereon.
     6. Legend. A legend in substantially the following form shall be placed on all certificates representing Awarded Shares:
On the face of the certificate:
“Transfer of this stock is restricted in accordance with conditions printed on the reverse of this certificate.”
On the reverse:
“The shares of stock evidenced by this certificate are subject to and transferable only in accordance with that certain Parallel Petroleum Corporation 2008 Long-Term Incentive Plan, a copy of which is on file at the principal office of the Company in Midland, Texas. No transfer or pledge of the shares evidenced hereby may be made except in accordance with and subject to the provisions of said Plan. By acceptance of this certificate, any holder, transferee or pledgee hereof agrees to be bound by all of the provisions of said Plan.”
“The shares of stock of this Corporation represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”), and may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or an opinion of counsel satisfactory to the Corporation to the effect that registration under the Act is not required.”
     All Awarded Shares owned by the Participant shall be subject to the terms of this Agreement and shall be represented by a certificate or certificates bearing the foregoing legend.

     7. Delivery of Certificates. Certificates for Awarded Shares free of restriction under this Agreement shall be delivered to the Participant promptly after, and only after, the Restriction Period shall expire without forfeiture in respect of such shares of Common Stock. Certificates for shares of Common Stock forfeited pursuant to Section 4 shall be promptly returned to the Company by the Participant. In connection with the issuance of a certificate for Restricted Stock, the Participant shall endorse such certificate in blank or execute a stock power in a form satisfactory to the Company in blank and deliver such certificate and executed stock power to the Company. The parties acknowledge that remedies at law will be inadequate remedies for breach of this Section 7 and consequently agree that this Section 7 shall be enforceable by specific performance. The remedy of specific performance shall be cumulative of all of the rights and remedies at law or in equity of the parties under this Section 7.
     8. Non-Assignability. Except as otherwise provided herein, the Awarded Shares are not assignable or transferable by the Participant in any form or fashion except by will or by the laws of descent and distribution.
     9. Voting. The Participant, as record holder of the Awarded Shares, has the exclusive right to vote, or consent with respect to, such Awarded Shares until such time as the Awarded Shares are transferred in accordance with this Agreement; provided, however, that this Section 9 shall not create any voting right where the holders of such Awarded Shares otherwise have no such right.
     10. Adjustment of Number of Shares and Related Matters. The number of shares of Common Stock covered by the Awarded Shares shall be subject to adjustment in accordance with Articles 11 – 13 of the Plan.
     11. Participant’s Representations. Notwithstanding any of the provisions hereof to the contrary, the Participant hereby agrees that he will not acquire any Awarded Shares, and that the Company will not be obligated to issue any Awarded Shares to the Participant hereunder, if the issuance of such shares shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority. Any determination in this connection by the Company shall be final, binding, and conclusive. The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.
     12. Investment Representation. Unless the Awarded Shares are issued to the Participant in a transaction registered under applicable federal and state securities laws, by his execution hereof, the Participant represents and warrants to the Company that all Awarded Shares are being acquired by the Participant for investment purposes only for his own account and not with any intent for resale or distribution in violation of federal or state securities laws. Unless the Awarded Shares are issued to him in a transaction registered under the applicable federal and state securities laws, all certificates issued with respect to the Awarded Shares shall bear an appropriate restrictive investment legend and shall be held indefinitely, unless they are subsequently registered under the applicable federal and state securities laws or the Participant obtains an opinion of counsel, in form and substance satisfactory to the Company and its counsel, that such registration is not required.
     13. Participant’s Acknowledgments. The Participant acknowledges receipt of a copy of the Plan, which is annexed hereto, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Award subject to all the terms and provisions thereof. The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Board or the Committee upon any questions arising under the Plan or this Agreement.
     14. Law Governing. This Agreement shall be governed by, construed, and enforced in accordance with the laws of the State of Texas (excluding any conflict of laws rule or principle of Texas law that might refer the governance, construction, or interpretation of this Agreement to the laws of another state).
     15. No Right to Continue Service. Nothing herein shall be construed to confer upon the Participant the right to continue in the service of the Company or interfere with or restrict in any way the right of the Company to discharge the Participant at any time (subject to any contract rights of the Participant).
     16. Legal Construction. In the event that any one or more of the terms, provisions, or agreements that are contained in this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal, or unenforceable in any respect for any reason, the invalid, illegal, or unenforceable term, provision, or agreement shall not affect any other term, provision, or agreement that is contained in this Agreement and this Agreement shall be construed in all respects as if the invalid, illegal, or unenforceable term, provision, or agreement had never been contained herein.
     17. Covenants and Agreements as Independent Agreements. Each of the covenants and agreements that is set forth in this Agreement shall be construed as a covenant and agreement independent of any other provision of this Agreement. The existence of any claim or cause of action of the Participant against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of the covenants and agreements that are set forth in this Agreement.
     18. Entire Agreement. This Agreement and the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter. All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement. Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan and that any agreement, statement or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.
     19. Parties Bound. The terms, provisions, and agreements that are contained in this Agreement shall apply to, be binding upon, and inure to the benefit of the parties and their respective heirs, executors, administrators, legal representatives, and permitted successors and assigns, subject to the limitation on assignment expressly set forth herein. No person or entity shall be permitted to acquire any Awarded Shares without first executing and delivering an agreement in the form satisfactory to the Company making such person or entity subject to the restrictions on transfer contained in Section 5 hereof.
     20. Modification. No change or modification of this Agreement shall be valid or binding upon the parties unless the change or modification is in writing and signed by the parties; provided, however, that the Company may change or modify this Agreement without the Participant’s consent or signature if the Company determines, in its sole discretion, that such change or modification is necessary for purposes of compliance with or exemption from the requirements of Section 409A of the Code or any regulations or other guidance issued thereunder. Notwithstanding the preceding sentence, the Company may amend the Plan to the extent permitted by the Plan.
     21. Headings. The headings that are used in this Agreement are used for reference and convenience purposes only and do not constitute substantive matters to be considered in construing the terms and provisions of this Agreement.

     22. Gender and Number. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise.
     23. Notice. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered only when actually received by the Company or by the Participant, as the case may be, at the addresses set forth below, or at such other addresses as they have theretofore specified by written notice delivered in accordance herewith:
(a)	Notice to the Company shall be addressed and delivered as follows:
Parallel Petroleum Corporation
1004 North Big Spring, Suite 400
Midland, Texas 79701
Attn: Chief Executive Officer
Facsimile:  432-684-8057
(b)	Notice to the Participant shall be addressed and delivered as set forth on the signature page.
     24. Tax Requirements. The Participant is hereby advised to consult immediately with his or her own tax advisor regarding the tax consequences of this Agreement, the method and timing for filing an election to include this Agreement in income under Section 83(b) of the Code, and the tax consequences of such election. By execution of this Agreement, the Participant agrees that if the Participant makes such an election, the Participant shall provide the Company with written notice of such election in accordance with the regulations promulgated under Code Section 83(b).
[Signature Page Follows]

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and the Participant, to evidence Participant’s consent and approval of all the terms hereof, has duly executed this Agreement, as of the date specified in Section 1 hereof.

COMPANY:

PARALLEL PETROLEUM CORPORATION

By:
Name:
Title

PARTICIPANT:

Signature
Name:
Address: